     As filed with the Securities and Exchange Commission on April 30, 2002

                                                        Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                              DAVE & BUSTER'S, INC.

               (Exact name of issuer as specified in its charter)

                Missouri                                 43-1532756
        (State of incorporation)            (I.R.S. employer identification no.)

           2481 Manana Drive
             Dallas, Texas                                 75220
(Address of principal executive office)                  (Zip code)

                            1995 Stock Incentive Plan
                     Stock Option Plan for Outside Directors
                            (Full title of the plans)

John S. Davis, Vice President and General Counsel            Bruce H. Hallett
              Dave & Buster's, Inc.                       Hallett & Perrin, P.C.
                2481 Manana Drive                           2001 Bryan Street
               Dallas, Texas 75220                              Suite 3900
                  (214) 357-9588                           Dallas, Texas 75201
                                                              (214) 922-4120

         (Names, addresses and telephone numbers, including area codes, of agents for service)


APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES PURSUANT TO THE PLANS: Sales to the purchasers of securities proposed to be registered hereunder will occur from time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

                                            Proposed Maximum      Proposed Maximum
Title of Securities       Amount to be          Offering             Aggregate            Amount of
 to be Registered          Registered       Price Per Share*      Offering Price*     Registration Fee
-------------------       ------------      ----------------      ----------------    ----------------

Common Stock,
$.01 par value            1,000,000 Shs.        $10.42              $10,420,000         $958.64

* Estimated solely for purposes of calculating the registration fee, which has been computed in accordance with Rule 457(h), based on the average high and low price of the Common Stock reported on the NYSE on April 25, 2002.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed (i) through (iii) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         (i) The registrant's latest annual report filed pursuant to Section 13 or 15(d) of the 1934 Act or the latest prospectus filed pursuant to Rule 424(b) or under the Securities Act of 1933, as amended, (the "1933 Act"), which contains, either directly or by incorporation by reference, certified financial statements for the registrant's latest fiscal year for which such statements have been filed.

         (ii) All other reports filed pursuant to Section 13(a) and 15(d) of the 1934 Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (i) above.

         (iii) The description of the registrant's Common Stock, $.01 par value ("Common Stock") which is contained in the registrant's latest registration statement filed under the 1934 Act, including any amendments or reports filed for the purpose of updating such description.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Bruce H. Hallett, a shareholder of Hallett & Perrin, P.C., is a member of the registrant's board of directors and beneficially owned 30,500 shares of the registrant's Common Stock as of the date of this Registration Statement.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Generally, under Missouri law, a corporation may indemnify a director or officer against expenses (including attorneys' fees), judgments, fines and settlement payments actually and reasonably incurred in connection with an action, suit or proceeding (other than by or in the right of the corporation) to which he is made a party by virtue of his service to the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. With respect to an action or suit by or in the right of a corporation, the corporation may generally indemnify a director or officer against expenses and settlement payments actually and reasonably incurred if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification is not permitted, unless a court otherwise determines it proper, to the extent such person is found liable for negligence or misconduct. Missouri law further states that a corporation shall indemnify a director or officer against expenses actually and reasonably incurred in any of the above actions, suits, or proceedings to the extent such person is successful on the merits or otherwise in defense of the same.

         Missouri law generally grants a corporation the power to adopt broad indemnification provisions with respect to its directors and officers, but it places certain restrictions on a corporation's ability to indemnify its officers and directors against conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest or to have involved willful misconduct.

         Article Eleven of the registrant's Articles eliminates, to the fullest extent permissible under the corporation laws of the State of Missouri, the liability of directors of the registrant and the stockholders for monetary damages for breach of fiduciary duty as a director. Such provisions further provide that indemnification of directors and officers shall be provided to the fullest extent permitted under Missouri law. The registrant also maintains a directors' and officers' liability insurance policy insuring directors and officers of the registrant for covered losses as defined in the policy. The registrant has also entered into indemnity agreements with its executive officers and directors which generally provide for indemnification for such individuals to the fullest extent provided by law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         5        Opinion of Hallett & Perrin, P.C. (filed herewith).

         23(a)    Consent of Ernst & Young LLP (filed herewith).

         23(b)    Consent of Hallett & Perrin, P.C. (included as part of
                  Exhibit 5).

         24       Power of Attorney (see signature page of this Registration
                  Statement)

ITEM 9. UNDERTAKINGS.

         (1)      The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                           (i) Include any prospectus required by Section
10(a)(3) of the 1933 Act;

                           (ii) Reflect in the prospectus any facts or events
which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                           (iii) Include any material information on the plan of
distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                           provided, however, that (i) and (ii) do not apply if
the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this registration statement.

                  (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the certificate of incorporation or bylaws of the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and the State of Texas, on the 30th day of April, 2002.


                                        Dave & Buster's, Inc.


                                        By     /s/ David O. Corriveau
                                          --------------------------------------
                                               David O. Corriveau, President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints David O. Corriveau and James W. Corley, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the 1933 Act, this registration statement has been signed below by the following persons in the capacities and on April 30, 2002.

Signature                                               Title
---------                                               -----

/s/ David O. Corriveau
--------------------------------------------
David O. Corriveau                                      President and Co-Chief Executive Officer, and Director
                                                        (Principal Executive Officer)

/s/ James W. Corley
--------------------------------------------
James W. Corley                                         Co-Chief Executive Officer and Chief Operating Officer,
                                                        and Director

/s/ William C. Hammett, Jr.
--------------------------------------------
William C. Hammett, Jr.                                 Vice President and Chief Financial Officer (Principal
                                                        Financial and Accounting Officer)

/s/ Allen J. Bernstein                                  Director
--------------------------------------------
Allen J. Bernstein


/s/ Peter A. Edison                                     Director
--------------------------------------------
Peter A. Edison


/s/ Bruce H. Hallett                                    Director
--------------------------------------------
Bruce H. Hallett


/s/ Walter S. Henrion                                   Director
--------------------------------------------
Walter S. Henrion


/s/ Mark A. Levy                                        Director
--------------------------------------------
Mark A. Levy


/s/ Christopher C. Maguire                              Director
--------------------------------------------
Christopher C. Maguire

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

   5                     Opinion of Hallett & Perrin, P.C. (filed herewith).

   23(a)                 Consent of Ernst & Young LLP (filed herewith).

   23(b)                 Consent of Hallett & Perrin, P.C. (included as part of
                         Exhibit 5).

   24 Power of Attorney (see signature page of this Registration Statement).